Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

To the Board of Directors
China Chemical Holding Company

We hereby consent to the use in this Registration Staement on Amendment No. 1 to Form S-1 of our report dated May 17, 2010 relating to the consolidated financial statements of China Chemical Holding Company as of and for the years ended December 31, 2009 and 2008.

We also consent to the reference to our firm under the caption "Experts" in this Registration Statement.

/s/ ZYCPA Company Limited

ZYCPA Company Limited
Certified Public Accountants

Hong Kong, China
July 16, 2010